CALCULATION OF REGISTRATION FEE
Title of Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Lookback Allocator Notes linked to a weighted basket of indices comprised of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the MSCI Emerging Markets Index due April 30, 2013	$950,000	$67.74
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385
PRICING SUPPLEMENT
Dated April 27, 2010
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 1 dated January 8, 2010)

HSBC USA Inc.
Lookback Allocator Notes
Linked to Global Equities

}	This pricing supplement relates to:

–
$950,000 Lookback Allocator Notes linked to a weighted basket of indices comprised of the S&P 500® Index (“SPX”), the Dow Jones EURO STOXX 50® Index (“SX5E”) and the MSCI Emerging Markets Index (“MXEF”)

}	3 year term

}	At maturity, the Notes allocate a 50%/30%/20% weighting to the best, second best, and lowest performing index, respectively

}	1x exposure to any positive or negative Allocated Return

The Lookback Allocator Notes (each a “Note” and collectively the “Notes") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the principal amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement and the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement and page US-1 of the accompanying underlying supplement no. 1.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note/total	$1,000 / $950,000	$20.00 / $19,000	$980 / $931,000

1See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-11 of this pricing supplement.

HSBC USA Inc. Lookback Allocator Notes

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Lookback Allocator Notes. Each offering of Notes will have the respective terms described in this pricing supplement and the accompanying product supplement, prospectus supplement, prospectus and underlying supplement.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control.  You should be willing to forgo interest and dividend payments during the term of the Notes and, if the Allocated Return is negative, lose up to 100% of your principal.

This pricing supplement relates to one offering of Notes, linked to the performance of a basket comprised of three indices (each an “Index” and such basket, the “Reference Asset”).  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offerings of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Note
Reference Asset:	The basket comprised of the SPX, SX5E and MXEF (each an “Index” and collectively, the “Indices”).
Index Weightings:
The weighting for each Index in the Reference Asset will be determined by the calculation agent on the Final Valuation Date based upon the performance of each Index over the term of the Notes with the Indices with the best performance assigned a greater weighting.  For more information on the weighting of each Index see “Determination of Index Weightings” below.

Determination of Index Weightings:
On the Final Valuation Date the Index Return will be calculated for each Index.  The Index Returns will then be ranked according to level by the calculation agent as follows: the highest Index Return (the “Best Index Return”), the next highest Index Return (the “Second Best Index Return”) and the lowest Index Return (the “Lowest Index Return”).  As under “Allocated Return”, below, the Best Index Return will be weighted at 50%, the Second Best Index Return will be weighted at 30% and the Lowest Index Return will be weighted 20%.  Should Indices have equal returns, the calculation agent will determine the ranking without detriment to the investor.  This method of allocation ensures the Index with the greatest Index Return will have the greatest weighting and the Index with the lowest Index Return will have the lowest weighting.  However, the Best Index Return may not be positive or may not be large enough to counterbalance negative Index Returns from one or both of the other two Indices. In such a case, the allocation of the weightings of the Indices will not prevent you from losing all or some of your investment.

Trade Date:	April 27, 2010
Pricing Date:	April 27, 2010
Settlement Date:	April 30, 2010
Final Valuation Date:	April 25, 2013. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
3 business days after the Final Valuation Date, which is expected to be April 30, 2013.  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.
Final Settlement Value:
You will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to:
$1,000 +[$1,000 × (Allocated Return)]
If the Allocated Return is less than zero, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Allocated Return is below zero.  For example, if the Allocated Return is -30%, you will suffer a 30% loss and receive 70% of your Principal Amount.  If the Allocated Return is less than zero, you may lose up to 100% of your investment.

Allocated Return:
Shall equal the weighted return of the Indices, with the allocation of the Index Weightings determined as described above in “Determination of Index Weightings” and calculated as follows:
[(Best Index Return × 50%) + (Second Best Index Return × 30%) + (Lowest Index Return × 20%)]

Index Return:	With respect to each Index, the quotient, expressed as a percentage, determined by the calculation agent as follows:

Final Index Level –Initial Index Level Initial Index Level
Initial Index Level:	1,183.71 for the SPX, 2,838.78 for the SX5E, and 1,020.24 for the MXEF, in each case the Official Closing Level of the relevant Index on the Pricing Date.
Form of Notes:	Book-Entry
Final Index Level:	With respect to each of the Indices, the Official Closing Value of such Index on the Final Valuation Date.
Official Closing Level:
The closing level of the applicable Index on any scheduled trading day as determined by the calculation agent based upon the level displayed on the relevant Bloomberg Professional® service page (with respect to the SPX,” ‘SPX <Index>”, with respect to the SX5E, “SX5E <Index>” and with respect to the MXEF, “MXEF <Index>”) or, for each Index, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
CUSIP/ISIN:	4042K0T62 / US4042K0T629

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

GENERAL

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset.  Although each offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset, Indices comprising the Reference Asset or any component security included in such Indices or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009 and underlying supplement no. 1 dated January 8, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Lookback Allocator Notes. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this pricing supplement shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page PS-4 of the product supplement, page S-3 of the prospectus supplement and page US1-1 of underlying supplement no. 1, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, product supplement and an underlying supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

}	The underlying supplement no. 1 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001030/v170879_424b2.htm

PAYMENT AT MATURITY

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

You will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to:

$1,000 + [$1,000 × (Allocated Return)]

If the Allocated Return is less than zero, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Allocated Return is below zero.  For example, if the Allocated Return is -30%, you will suffer a 30% loss and receive 70% of the Principal Amount.  You should be aware that if the Allocated Return is less than zero, you may lose up to 100% of your investment.

Interest

The Notes will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

With respect to the SPX, Standard and Poor’s Financial Services LLC (“S&P”), a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.  With respect to the SX5E, the STOXX LIMITED is the reference sponsor. With respect to the MXEF, MSCI Inc. is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

} You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the value of the Reference Asset will increase over the term of the Notes.
} You believe certain Indices in the Reference Asset will outperform the other Indices but are uncertain as to which Indices in the Reference Asset will provide the best returns over the term of the Notes.  Therefore you may prefer an investment that allocates predetermined weightings to each Index Return at maturity based upon which Index Return is the highest.
} You are willing to make an investment that is exposed to the negative Allocated Return on a 1-to-1 basis for each percentage point that the Allocated Return is less than zero.
} You are willing to forego dividends or other distributions paid to holders of stocks comprising the Indices in the Reference Asset.
} You do not seek current income from your investment.
} You do not seek an investment for which there is an active secondary market.
} You are willing to hold the Notes to maturity.
} You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

} You believe the Allocated Return will be negative on the Final Valuation Date or that the Allocated Return will not be sufficiently positive to provide you with your desired return.
} You have strong views regarding the anticipated returns of the Indices in the Reference Asset and therefore may prefer an investment with predetermined weightings that better maximize what you anticipate the returns on the Indices to be.
} You are unwilling to make an investment that is exposed to the negative Allocated Return on a 1-to-1 basis for each percentage point that the Allocated Return is below zero.
} You seek an investment that provides some level of principal protection.
} You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities issued by HSBC or another issuer with a similar credit rating.
} You prefer to receive the dividends or other distributions paid on any stocks comprising the Indices in the Reference Asset.
} You seek current income from your investment.
} You seek an investment for which there will be an active secondary market.
} You are unable or unwilling to hold the Notes to maturity.
} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US1-1 of underlying supplement no. 1.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Indices in the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}
“— Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 1;

}	“— The Notes will Not be Adjusted for Changes in Exchange Rates” in underlying supplement no. 1;

}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 1; and

}	“— There are Risks Associated With Emerging Markets” in underlying supplement no. 1;

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

For each Index in the Reference Asset, you will be exposed to the decline in the Final Index Level from the Initial Index Level,. The amount of exposure to each Index’s Index Return will depend on such Index’s weighting, as determined by the calculation agent in accordance with “Determination of Index Weightings”, above. These Index Returns and Index Weightings will determine the Allocated Return.  Accordingly, if the Allocated Return is less than zero, your Payment at Maturity will be less than the Principal Amount of your Notes.  You may lose up to 100% of your investment at maturity if the Allocated Return is negative.

Credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Changes in the levels of the Indices in the Reference Asset may offset each other.

Movements in the levels of the Indices may not correlate with each other. At a time when the level of one or more of the Indices increases, the level of the other Indices may not increase as much or may even decline. Therefore, in calculating the Allocated Return, increases in the level of one or more of the Indices may be moderated, or more than offset, by lesser increases or declines in the level of the other basket components.  More heavily weighted Indices will have a larger impact than Indices with lesser weightings, however, for these Notes the most heavily weighted Index will always be the best performing Index and the least heavily weighted Index will always be the lowest performing Index.  Despite this, the Best Index Return may not be positive or may not be large enough to counterbalance negative Index Returns from one or both of the other two Indices. In such a case, the allocation of the weightings of the Indices will not prevent you from losing all or some of your investment.

The Notes will not bear interest.

As a holder of the Notes, you will not receive or be entitled to receive, periodic interest payments.

The payment formula for the Notes will not take into account all developments in the Reference Asset.

Changes in the value of the Reference Asset during the term of the Notes prior to the Final Valuation Date will not be reflected in the calculation of the Payment at Maturity.  The calculation agent will calculate the Allocated Return by multiplying the Index Return for each Index by its respective Index Weighting, which will not be determined until the Final Valuation Date, and then taking the sum of the weighted Index Returns, as described above.  The Index Returns and Index Weightings will be calculated only as of the Final Valuation Date.  As a result, the Allocated Return may be less than zero even if the Reference Asset had moved favorably at certain times during the term of the Notes before moving to an unfavorable level on the Final Valuation Date.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor of each Index in the Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Index and the manner in which such reference sponsor takes account of certain changes affecting those constituents included in such Index may affect the value of such Index, and ultimately the Reference Asset.  The policies of the reference sponsor with respect to the calculation of each Index in the Reference Asset could also affect the value of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of its Index in the Reference Asset. Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

You will not receive dividends.

As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the Indices would have.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to sell your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning Allocated Returns of the Reference Asset.  We cannot predict the Final Index Levels of the Indices in the Reference Asset on the Final Valuation Date, nor the Allocated Return.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your Notes are linked or return on the Notes.  With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and the following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in Notes for a hypothetical range of performance for the Allocated Return from -100% to +100%. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000.  The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals.

The Index Weighting for each Index will be determined on the Final Valuation Date; see the examples below for illustrations of how the Allocated Return will be calculated for the Notes.

Hypothetical Allocated Return	Hypothetical Payment at Maturity	Hypothetical Return on the Note
100.00%	$2,000.00	100.00%
80.00%	$1,800.00	80.00%
60.00%	$1,600.00	60.00%
40.00%	$1,400.00	40.00%
20.00%	$1,200.00	20.00%
15.00%	$1,150.00	15.00%
10.00%	$1,100.00	10.00%
5.00%	$1,050.00	5.00%
2.00%	$1,020.00	2.00%
1.00%	$1,010.00	1.00%
0.00%	$1,000.00	0.00%
-1.00%	$990.00	-1.00%
-2.00%	$980.00	-2.00%
-5.00%	$950.00	-5.00%
-10.00%	$900.00	-10.00%
-15.00%	$850.00	-15.00%
-20.00%	$800.00	-20.00%
-40.00%	$600.00	-40.00%
-60.00%	$400.00	-60.00%
-80.00%	$200.00	-80.00%
-100.00%	$0.00	-100.00%

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes.

Example 1: All Index Returns are positive.

		Allocated Index Weighting
SPX Index Return:	10.00%	20%
SX5E Index Return:	38.00%	50%
MXEF Index Return:	30.00%	30%
Allocated Return:	30.00%
Final Settlement Value:	$1,300.00

Because the SX5E Index Return is the highest, it is weighted at 50%; because the MXEF Index Return is second highest, it is weighted at 30%; and because the SPX Index Return is the lowest, it is weighted at 20%.  Therefore the Allocated Return would be 30% and the Final Settlement Value would be $1,300.00 per $1,000 Principal Amount of Notes calculated as follows:

                                              $1,000 + ($1,000 × Allocated Return)

                                              = $1,000 + ($1,000 × [(38% × 50%) + (30% × 30%) + (10% × 20%)])

                                              = $1,300.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Allocated Return when the Allocated Return is positive.

Example 2: All Index Returns are negative.

		Allocated Index Weighting
SPX Index Return:	-20.00%	50%
SX5E Index Return:	-30.00%	30%
MXEF Index Return:	-55.00%	20%
Allocated Return:	-30.00%
Final Settlement Value:	$700.00

Because the SPX Index Return is the highest, it is weighted at 50%; because the SX5E Index Return is second highest, it is weighted at 30%; and because the MXEF Index Return is the lowest, it is weighted at 20%.  Therefore the Allocated Return would be -30% and the Final Settlement Value would be $700.00 per $1,000 Principal Amount of Notes calculated as follows:

                                              $1,000 + ($1,000 × Allocated Return)

                                              = $1,000 + ($1,000 × [(-20% × 50%) + (-30% × 30%) + (-55% × 20%)])

                                              = $700.00

Example 2 shows that you are exposed to a 1% loss to your Principal Amount for each percentage point that the Allocated Return is below zero.  YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

Example 3: Index Returns are mixed.

		Allocated Index Weighting
SPX Index Return:	-15.00%	30%
SX5E Index Return:	-20.00%	20%
MXEF Index Return:	15.00%	50%
Allocated Return:	-1.00%
Final Settlement Value:	$990.00

Because the MXEF Index Return is the highest, it is weighted at 50%; because the SPX Index Return is second highest, it is weighted at 30%; and because the SX5E Index Return is the lowest, it is weighted at 20%.  Therefore the Allocated Return would be -1% and the Final Settlement Value would be $990.00 per $1,000 Principal Amount of Notes calculated as follows:

                                              $1,000 + ($1,000 × Allocated Return)

                                              = $1,000 + ($1,000 × [(15% × 50%) + (-15.00% × 30%) + (-20% × 20%)])

                                              = $990.00

Example 3 shows that despite the allocation of the greatest weighting to the highest Index Return, that Index Return may not be sufficiently large to counterbalance lesser returns by the other Indices.

INFORMATION RELATING TO THE S&P 500® INDEX

Description of the SPX
The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

For more information about the SPX, see “The S&P 500® Index” on page US1-4 of the accompanying underlying supplement no. 1.

Historical Performance of the SPX
The following graph sets forth the historical performance of the SPX based on the monthly historical closing levels from April 29, 2005 through April 27, 2010 (using April 27, 2010 as the monthly historical closing level for April 2010).  The closing level for the SPX on April 27, 2010 was 1,183.71. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on the Final Valuation Date.

INFORMATION RELATING TO THE DOW JONES EURO STOXX 50® INDEX

Description of the SX5E
The SX5E is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  The component stocks represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

For more information about the SX5E, see “The Dow Jones EURO STOXX 50® Index” on page US1-26 of the accompanying underlying supplement no. 1.

Historical Performance of the SX5E
The following graph sets forth the historical performance of the SX5E based on the monthly historical closing levels from April 29, 2005 through April 27, 2010 (using April 27, 2010 as the monthly historical closing level for April 2010).  The closing level for the SX5E on April 27, 2010 was 2,838.78. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the SX5E closing level on the Final Valuation Date.

INFORMATION RELATING TO THE MSCI EMERGING MARKETS INDEX

Description of the MXEF
The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the performance of certain equity market performance of emerging markets.  As of April 27, 2010, the MSCI Emerging Markets Index consisted of the following 22 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

For more information about the MXEF, see “The MSCI Emerging Markets Index” on page US1-51 of the accompanying underlying supplement no. 1.

Historical Performance of the MXEF
The following graph sets forth the historical performance of the MXEF based on the monthly historical closing levels from April 29, 2005 through April 27, 2010 (using April 27, 2010 as the monthly historical closing level for April 2010).  The closing level for the MXEF on April 27, 2010 was 1,020.24.  We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the MXEF should not be taken as an indication of future performance, and no assurance can be given as to the MXEF closing level on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of 2.00%, or $20.00, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in any of the Indices would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in any of the Indices were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Indices, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in any of the Indices is or becomes a PFIC or a USRPHC.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

TABLE OF CONTENTS
Pricing Supplement

You should only rely on the information contained in this pricing supplement, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This pricing supplement, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$950,000 Lookback Allocator Notes Linked to the
S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the MSCI Emerging Markets Index

April 27, 2010

PRICING SUPPLEMENT

General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
Information Relating to the S&P 500® Index	PS-10
Information Relating to the Dow Jones EURO STOXX 50® Index	PS-10
Information Relating to the MSCI Emerging Markets Index	PS-11
Supplemental Plan of Distribution (Conflicts of Interest)	PS-11
Certain U.S. Federal Income Tax Considerations	PS-11
Underlying Supplement No. 1
Risk Factors	US1-1
The S&P 500® Index	US1-4
The Russell 2000® Index	US1-6
The Dow Jones Industrial AverageSM	US1-9
The Hang Seng China Enterprises Index®	US1-11
The Hang Seng® Index	US1-13
The Korea Stock Price Index 200	US1-15
The MSCI Singapore IndexSM	US1-18
The MSCI Taiwan IndexSM	US1-22
The Dow Jones EURO STOXX 50® Index	US1-26
The PHLX Housing SectorSM Index	US1-29
The TOPIX® Index	US1-33
The NASDAQ-100 Index®	US1-36
S&P BRIC 40 Index	US1-40
The Nikkei 225 Index	US1-43
The FTSE™ 100 Index	US1-45
The MSCI EAFE® Index	US1-47
The MSCI Emerging Markets Index	US1-52
Other Components	US1-57
Additional Terms of the Notes	US1-57
US2-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59